Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2009 FIRST QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE DECREASED 0.3 PERCENT SINCE 2008 YEAR END
     NEW YORK, NY, April 23, 2009 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at March 31, 2009 was $277.35, a decrease of 0.3% from stockholders’ equity per common share of $278.17 at December 31, 2008 (all as adjusted for the stock dividend declared in February 2009), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany’s net earnings in the 2009 first quarter were $44.6 million, or $4.82 per common share (presented on a basic basis throughout), compared with net earnings of $95.9 million, or $10.78 per common share, in the first quarter of 2008. After purchases by Alleghany of shares of its capital stock for approximately $92.9 million during the 2009 first quarter, cash and invested assets, on a consolidated basis, were approximately $4.11 billion at March 31, 2009, a decrease of 4.2% from approximately $4.29 billion at December 31, 2008.
     A summary of Alleghany’s results for the three months ended March 31, 2009 and 2008 is as follows:

	Three months ended
	March 31,
(in millions)	2009	2008	Change

AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$42.2	$38.6	$3.6
CATA	2.2	4.2	(2.0)
EDC	(6.6)	(3.1)	(3.5)
AIHL Re	—	0.2	(0.2)

	37.8	39.9	(2.1)
Net investment income	27.0	31.6	(4.6)
Net realized capital losses (3)	(58.6)	(3.4)	(55.2)
Other income, less other expenses	(8.4)	(11.1)	2.7

Total AIHL insurance group	(2.2)	57.0	(59.2)

Corporate activities (4)
Net investment income	0.9	3.7	(2.8)
Net realized capital gains	53.0	78.1	(25.1)
Other income	—	—	—
Corporate administration and other expenses	1.1	10.5	9.4
Interest expense	0.2	0.2	—

Total	50.4	128.1	(77.7)

Income taxes	5.8	37.5	31.7

Earnings from continuing operations	44.6	90.6	(46.0)
Earnings from discontinued operations, net of tax (5)	—	5.3	(5.3)

Net earnings	$44.6	$95.9	$(51.3)

(1)	Alleghany Insurance Holdings LLC (“AIHL”) the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Employers Direct Corporation (“EDC”), as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital (losses) gains or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	2009 and 2008 first quarter results include $66.1 million and $15.1 million, respectively, of other than temporary impairment charges for unrealized losses primarily related to AIHL’s equity security holdings that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated and ORX Exploration, Inc., and corporate activities at the parent level.

(5)	Discontinued operations consist of the operations of Darwin Professional Underwriters, Inc. prior to its disposition in October 2008, net of minority interest expense and gain on disposition in 2008 for all periods presented.
     Net earnings amounts include $3.1 million, or $0.37 per common share, of net catastrophe losses after tax in the 2009 first quarter, compared with a negligible amount of net catastrophe losses after tax in the 2008 first quarter, and $3.7 million, or $0.43 per common share, of net realized capital losses after tax in the 2009 first quarter, compared with $48.6 million, or $5.72 per common share, of net realized capital gains after tax in the 2008 first quarter. Net realized capital losses in the 2009 first quarter include $43.0 million of unrealized losses, after tax, that were deemed other than temporary, and thus are required to be charged against earnings as realized losses, compared with $9.8 million of such losses in the 2008 first quarter.
     Mr. Hicks commented that “We are pleased that RSUI’s underwriting profit increased in the first quarter of 2009 from the corresponding 2008 period, and although the competitive environment continues to be intense, we are encouraged by what we believe may be signs of improving trends in RSUI’s property line of business. I am also pleased to report that Capitol Transamerica was able to produce an underwriting profit for the 2009 first quarter despite continuing intense competition across all its lines of business.
     “The results for Employers Direct continued to be poor in the 2009 first quarter, reflecting intense price competition in the California workers’ compensation market despite rapidly increasing medical and other claims costs and the determination by the Workers’ Compensation Insurance Rating Bureau that advisory premium rates should be increased by 24.4%. In addition, recent regulatory developments and judicial decisions, including those of the Workers’ Compensation Appeals Board, have materially weakened prior workers’ compensation reforms which had been instrumental in reducing medical and disability costs in 2004-2006. Until market prices reflect these developments, Employers Direct will continue to significantly decrease the volume of premium it writes.”
     Components of earnings from continuing operations before income taxes in the 2009 first quarter include:
•	An increase in underwriting profit at RSUI in 2009 from 2008, primarily reflecting lower property losses compared with the 2008 first quarter, which included a single property loss of approximately $10.0 million arising from a factory explosion, partially offset by a decline in net premiums earned; a decrease in underwriting profit at CATA in 2009 from 2008, primarily reflecting a decline in net premiums earned, partially offset by lower loss and loss adjustment expenses; and an increase in underwriting losses at EDC in 2009 from 2008, primarily reflecting a decline in net premiums earned, partially offset by lower loss and loss adjustment expenses.

•	Net realized capital losses of $58.6 million at AIHL in 2009, primarily reflecting $66.1 million of impairment charges for unrealized losses related to AIHL’s investment portfolio that were deemed other than temporary, and as such, were required to be charged against earnings, partially offset by net realized capital gains on the sale by AIHL of certain securities.

2

•	A decrease in net realized capital gains at the parent level in 2009 from 2008, primarily reflecting net realized capital gains of $53.0 million on the sale at the parent level of common stock of Burlington Northern Santa Fe Corporation, compared with $78.1 million of net realized capital gains from such sales at the parent level during the 2008 first quarter.

•	A decrease in corporate administration and other expenses in 2009 from 2008, primarily reflecting lower incentive compensation accruals in the 2009 period due in part to less favorable investment results.
     Information regarding the pre-tax results from continuing operations of AIHL’s operating units is attached as Exhibit A. During the first three months of 2009, Alleghany purchased in the open market an aggregate of 35,755 shares of its common stock for approximately $9.1 million, at an average price per share of $254.54, and an aggregate of 313,060 shares of its 5.75% Mandatory Convertible Preferred Stock for approximately $83.8 million, at an average price per share of $267.66, pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common and preferred stock. As of March 31, 2009, Alleghany had 8,420,321 shares of its common stock outstanding, adjusted to reflect the common stock dividend declared in February 2009 and to be paid on April 24, 2009.
     Additional information regarding the 2009 first quarter results of Alleghany and its operating units will be contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, to be filed with the U.S. Securities and Exchange Commission on or about May 8, 2009. A copy of the Form 10-Q will be available on Alleghany’s website at www.alleghany.com or on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance in the 2009 first quarter.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     Alleghany shows earnings from continuing operations, before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings from continuing operations, before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains and losses, and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings from continuing operations, before income taxes, may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #

3

Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by Alleghany’s insurance operating units; and

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

4

Exhibit A
AIHL Operating Unit Pre-Tax Results from Continuing Operations

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC	AIHL
Three months ended March 31, 2009
Gross premiums written	$250.1	—	$42.1	$16.4	$308.6
Net premiums written	149.7	—	38.2	15.3	203.2

Net premiums earned (1)	$160.7		$41.9	$15.4	$218.0
Loss and loss adjustment expenses	77.5	—	20.9	14.4	112.8
Commission, brokerage and other underwriting expenses (2)	41.0	—	18.8	7.6	67.4

Underwriting profit (loss) (3)	$42.2	—	$2.2	($6.6)	$37.8

Net investment income (1)					27.0
Net realized capital losses (1)					(58.6)
Other income (1)					0.5
Other expenses (2)					(8.9)

Losses from continuing operations before income taxes					($2.2)

Loss ratio (4)	48.2%	—	50.0%	93.5%	51.7%
Expense ratio (5)	25.5%	—	44.8%	49.4%	30.9%

Combined ratio (6)	73.7%	—	94.8%	142.9%	82.6%

Three months ended March 31, 2008
Gross premiums written	$255.1	$0.2	$55.2	$23.3	$333.8
Net premiums written	152.4	0.2	46.0	21.1	219.7

Net premiums earned (1)	$177.9	$0.2	$46.8	$20.6	$245.5
Loss and loss adjustment expenses	94.5	—	23.5	17.2	135.2
Commission, brokerage and other underwriting expenses (2)	44.8	—	19.1	6.5	70.4

Underwriting profit (loss) (3)	$38.6	$0.2	$4.2	($3.1)	$39.9

Net investment income (1)					31.6
Net realized capital losses (1)					(3.4)
Other income (1)					0.1
Other expenses (2)					(11.2)

Earnings from continuing operations before income taxes					$57.0

Loss ratio (4)	53.1%	—	50.2%	83.8%	55.1%
Expense ratio (5)	25.2%	18.3%	40.9%	31.4%	28.7%

Combined ratio (6)	78.3%	18.3%	91.1%	115.2%	83.8%

(1)	Represent components of total revenues.

(2)	Commission, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

ALLEGHANY CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 3/31/09			THREE MONTHS ENDED 3/31/08
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$218,044	$0	$218,044	$245,481	$0	$245,481
Net investment income	27,022	931	27,953	31,555	3,717	35,272
Net realized capital (losses) gains	(58,611)	52,967	(5,644)	(3,382)	78,094	74,712
Other income	452	(3)	449	67	(4)	63

Total revenues	186,907	53,895	240,802	273,721	81,807	355,528

Costs and expenses
Loss and loss adjustment expenses	112,837	0	112,837	135,231	0	135,231
Commissions, brokerage and other underwriting expenses	67,450	0	67,450	70,409	0	70,409
Other operating expenses	8,761	452	9,213	11,120	611	11,731
Corporate administration	17	775	792	0	9,948	9,948
Interest expense	0	163	163	0	157	157

Total costs and expenses	189,065	1,390	190,455	216,760	10,716	227,476

Earnings from continuing operations, before income taxes	($2,158)	$52,505	50,347	$56,961	$71,091	128,052

Income taxes			5,773			37,505

Earnings from continuing operations			44,574			90,547

Discontinued operations
Earnings from discontinued operations			0			11,535
Income taxes			0			6,222

Earnings from discontinued operations, net			0			5,313

Net earnings			$44,574			$95,860

Net earnings			$44,574			$95,860
Preferred dividends			3,908			4,305

Net earnings available to common stockholders			$40,666			$91,555

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	MARCH 31,
	2009	DECEMBER 31,
	(unaudited)	2008
ASSETS
Investments
Available for sale securities at fair value:
Equity securities	$606,536	$629,518
Debt securities	2,955,501	2,760,019
Short-term investments	252,773	636,197

	$3,814,810	$4,025,734
Other invested assets	246,574	250,407

Total investments	$4,061,384	$4,276,141

Cash	50,870	18,125
Premium balances receivable	173,353	154,022
Reinsurance recoverables	1,030,006	1,056,438
Ceded unearned premium reserves	182,424	185,402
Deferred acquisition costs	69,058	71,753
Property and equipment — at cost, net of accumulated depreciation and amortization	22,755	23,310
Goodwill and other intangibles, net of amortization	150,306	151,223
Current taxes receivable	2,663	14,338
Net deferred tax assets	155,901	130,293
Other assets	113,966	100,783

	$6,012,686	$6,181,828

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,568,122	$2,578,590
Unearned premiums	596,362	614,067
Reinsurance payable	58,375	53,541
Other liabilities	238,798	288,941

Total liabilities	$3,461,657	$3,535,139
Stockholders’ equity	2,551,029	2,646,689

	$6,012,686	$6,181,828

Shares of common stock outstanding (adjusted for stock dividends)	8,420,321	8,438,226